EXHIBIT 3.12

CERTIFICATE OF FORMATION

OF

HORNBECK OFFSHORE SERVICES (2003), LLC

The undersigned natural person of the age of eighteen (18) years or more, acting as organizer of Hornbeck Offshore Services (2003), LLC, a Delaware limited liability company (the “Company”), under the Delaware Limited Liability Company Act (the “Act”), does hereby adopt the following Certificate of Formation for the Company.

ARTICLE I

The name of the Company is Hornbeck Offshore Services (2003), LLC.

ARTICLE II

The period of duration for the Company is perpetual.

ARTICLE III

The street address of the initial registered office of the Company is 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901 and the name of its initial registered agent is Capitol Services, Inc.

ARTICLE IV

The management of the Company is hereby reserved to its managers (the “Managers”). The name and address of the initial Manager are as follows:

Name	Address
Todd M. Hornbeck	414 North Causeway Blvd. Mandeville, Louisiana 70448

ARTICLE V

The initial limited liability company agreement (the “LLC Agreement”) will be adopted by the Members.

ARTICLE VI

The membership interests of the Company will be subject to restrictions on their transferability as set out in the LLC Agreement of the Company, which LLC Agreement will be kept with the records of the Company. The Company will provide a copy of the LLC Agreement without charge to any record holder of a membership interest upon written request addressed to the Company at its principal business office or its registered agent’s address.

ARTICLE VII

This Certificate of Formation may be amended, modified, supplemented or restated in any manner permitted by applicable law and as provided in the LLC Agreement.

ARTICLE VIII

The name and address of the organizer is Elaine O’Gorman, Winstead Sechrest & Minick P.C., 910 Travis Street, Suite 2400, Houston, Texas 77002.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of May, 2003.

/s/ Elaine O’Gorman
Elaine O’Gorman

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

HORNBECK OFFSHORE SERVICES (2003), LLC

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, Hornbeck Offshore Services (2003), a Delaware limited liability company, does hereby certify:

FIRST:    The Certificate of Formation of the Company is hereby amended so that Article I reads as follows:

ARTICLE I

The name of the Company is HOS-IV, LLC.

IN WITNESS WHEREOF, Hornbeck Offshore Services (2003) has caused this certificate to be signed by Todd M. Hornbeck, the Company’s President and Chief Executive Officer, this 12th day of June, 2003.

HORNBECK OFFSHORE SERVICES (2003), LLC

By:	/s/ Todd M. Hornbeck
Todd M. Hornbeck,
President and Chief Executive Officer